Exhibit 10.36
2009 Election Form – Board Compensation

Name (Last, First, Middle Initial)
Annual Retainer for all Directors
I irrevocably elect to receive my base 2009 annual retainer fee in the form of: (check one)
☐	Cash Only ($50,000);

☐	Stock Only — such number of shares of common stock of the Company equal in aggregate value to $62,500, valued at the closing price on the New York Stock Exchange on the day on which such board compensation is payable; or

☐	$20,000 cash plus such number of shares of common stock of the Company equal in aggregate value to $42,500, valued at the closing price on the New York Stock Exchange on the day on which such board compensation is payable.
Additional Retainer for Chairman of the Board
I irrevocably elect to receive my 2009 additional retainer for service as the Chairman of the Board in the form of: (check one)
☐	Cash Only ($50,000); or

☐	Such number of shares of common stock of the Company equal in aggregate value to $62,500, valued at the closing price on the New York Stock Exchange on the day on which the board compensation is payable.
Additional Retainer for Chairperson of Audit and Finance Committee
I irrevocably elect to receive my 2009 additional retainer for service as the Chairperson of the Audit and Finance Committee in the form of: (check one)
☐	Cash Only ($15,000); or

☐	Such number of shares of common stock of the Company equal in aggregate value to $18,750, valued at the closing price on the New York Stock Exchange on the day on which the board compensation is payable.
Additional Retainer for Chairperson of Compensation Committee
I irrevocably elect to receive my 2009 additional retainer for service as the Chairperson of the Compensation Committee in the form of: (check one)
☐	Cash Only ($7,500); or

☐	Such number of shares of common stock of the Company equal in aggregate value to $9,375, valued at the closing price on the New York Stock Exchange on the day on which the board compensation is payable.
Additional Retainer for Chairperson of Governance Committee
I irrevocably elect to receive my 2009 additional retainer for service as the Chairperson of the Governance Committee in the form of: (check one)
☐	Cash Only ($5,000); or

☐	Such number of shares of common stock of the Company equal in aggregate value to $6,250, valued at the closing price on the New York Stock Exchange on the day on which the board compensation is payable.

I understand that my retainer election hereunder excludes reimbursed expenses. I also understand that I am agreeing to retain ownership of any shares I receive, including shares received in connection with any annual grant of common stock, until the earlier of five years or retirement from the board.
INSTRUCTIONS FOR DELIVERY OF SHARES (if electing to receive shares)
Please deliver my shares to the following brokerage account:

Broker DTC number:

My personal account number:

Broker’s name and phone number:

ACKNOWLEDGED AND AGREED:

Signature	Date